Exhibit 23

Consent of Rayburn, Betts & Bates, P.C.

Rayburn, Betts & Bates, P.C.
CERTIFIED PUBLIC ACCOUNTANTS
Suite 420
3310 West End Avenue
Nashville, Tennessee 37203

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-48007 and Registration Statement No. 333-35256 of Cavalry Bancorp, Inc. on Forms S-8, of our report dated January 31, 2003, appearing in the Annual Report to Shareholders of Cavalry Bancorp, Inc. for the year ended December 31, 2002 incorporated by reference in this Form 10-K.

Rayburn, Betts & Bates, P.C.

Nashville, Tennessee
March 24, 2003